Exhibit 10.25

FOURTH AMENDMENT TO

CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 2, 2009, and entered into by and among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (“Borrower”), the lenders listed on the signature pages hereto, CREDIT SUISSE, CAYMAN ISLANDS BRANCH (“CS”), as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”), and for purposes of Section 7 hereof, the other Loan Parties listed on the signature pages hereto. Capitalized terms used but not defined herein having the meaning given them in the Credit Agreement, hereinafter defined.

Recitals

Whereas, Borrower, the Lenders from time to time party thereto, the Agents and the other parties thereto have entered into that certain Credit Agreement dated as of January 31, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

Whereas, the Borrower has requested certain amendments and waivers to the Credit Agreement, pursuant to and in accordance with Section 9.08(b) of the Credit Agreement; and

Whereas, the Required Lenders and the Agents are willing to agree to the amendments and waivers requested by the Borrower, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, Required Lenders and Agents agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1. Amendment to Section 1.01. Section 1.01 of the Credit Agreement shall be amended as follows:

(a) The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

““Fourth Amendment” shall mean that certain Fourth Amendment to Credit Agreement, dated as of June 2, 2009, by and among the Borrower, the Required Lenders, Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent, The Frost National Bank, as Issuing Bank and Swingline Lender, and the other Loan Parties listed therein.”

““Fourth Amendment Effective Date” shall have the meaning set forth in Section 5 of the Fourth Amendment.”

““Premium Finance Capital and Dividend Provisions” shall mean those provisions of any Approved Premium Finance Facility that (a) require the Borrower to make (and to commit to the person(s) providing such financing to make) Investments in a Premium Finance Co. from time to time in amounts otherwise permitted by Section 6.04; or (b) prohibit or restrict the ability of a Premium Finance Co. to pay dividends or other distributions with respect to any of its Equity Interests or to repay loans or advances made by Borrower (or any Affiliate of Borrower) to such Premium Finance Co., provided, that such provisions are reasonably satisfactory in form and substance to the Administrative Agent (it being understood that the Administrative Agent may, in its discretion, obtain the consent of the Required Lenders with respect to such provisions).

(b) The definition of “Approved Premium Finance Facility” is amended and restated in its entirety as follows:

““Approved Premium Finance Facility” shall mean any line or lines of credit with an aggregate principal amount of not greater than $50,000,000 at any time outstanding, entered into by Premium Finance Co., the proceeds of which are used solely to (w) fund loans to retail customers who are purchasing standard or non-standard automobile insurance from any Regulated Insurance Subsidiary of the Borrower engaged in the Insurance Business and/or the business of selling, issuing or underwriting standard personal automobile insurance, which loans are secured by the unearned portion of the insurance premiums being so financed (and proceeds thereof), (x) fund loans to retail customers who are purchasing standard or non-standard automobile insurance from any other third parties engaged in the Insurance Business and/or the business of selling, issuing or underwriting standard personal automobile insurance, which loans are secured by the unearned portion of the insurance premiums being so financed (and proceeds thereof), (y) refinance, replace or renew any Approved Premium Finance Facility or other intercompany premium financing loans or (z) pay fees and expenses incurred in connection therewith; provided that (a) such Approved Premium Finance Facility may be secured solely by the assets of the Premium Finance Co. (which may include, without limitation, a pledge of eligible accounts receivable of the Premium Finance Co., as well as the rights under such accounts receivable to insurance policies, proceeds thereof and refunds of unearned premiums thereunder pledged by insurance policyholders financed by the borrowers under any such Approved Premium Finance Facility); (b) such Approved Premium Finance Facility shall not be secured by any Equity Interests of Borrower or any Subsidiary thereof (including, without limitation, Premium Finance Co.); (c) such Approved Premium Finance Facility shall not be secured by the assets of Borrower or any Subsidiary thereof (other than as provided for in clause (a) above); (d) other than pursuant to or strictly in accordance with the Premium Finance Capital and Dividend Provisions, such Approved Premium Finance Facility shall not be guaranteed by any Subsidiary of Borrower (other than Premium Finance Co. and its Subsidiaries); (e) such Approved Premium Finance Facility shall not be guaranteed by any Regulated Insurance Subsidiary; (f) such Approved Premium Finance Facility shall not be exchangeable or convertible into Indebtedness or Equity Interests of Borrower or any Subsidiary thereof; (g) other than pursuant to or strictly in accordance with the Premium Finance Capital and Dividend Provisions, such Approved Premium Finance Facility shall not prohibit, restrict or impose any condition upon the ability of any Subsidiary (including any Premium Finance Co. or any of its Subsidiaries) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary (including any Premium Finance Co. or any of its Subsidiaries) or to Guarantee Indebtedness of the Borrower or any other Subsidiary under this Agreement or the other Loan Documents; and (h) the documents and other agreements executed by Premium Finance Co. in connection with such Approved Premium Finance Facility shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent (it being understood that the Administrative Agent may, in its discretion, obtain the consent of the Required Lenders with respect to such documents and other agreements).”

(c) The definition of “Premium Finance Co.” is amended by deleting the words “has entered into an Approved Premium Finance Facility” in the seventh line thereof and replacing it with the following:

“either (x) self-finances such premium financing with cash on hand of such Premium Finance Co., which may include the proceeds of Investments received by it in accordance with Section 6.04, (y) has entered into an Approved Premium Finance Facility or (z) is not engaged in any business operations and does not own any assets pending the commencement of such self-financing as described in clause (x) above or the entering into of an Approved Premium Financing Facility”.

1.2. Amendment to Section 6.01(c). Section 6.01(c) of the Credit Agreement shall be amended by adding the following at the end thereof: “to the extent required by Section 6.04(a)(ii)(C)”.

1.3. Amendment to Section 6.01(i). Section 6.01(i) of the Credit Agreement shall be amended by adding the words “at any time outstanding” immediately after “50,000,000” therein.

1.4. Amendment to Section 6.04. Section 6.04 of the Credit Agreement shall be amended by:

(a) deleting the words “additional Investments by the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the wholly-owned Subsidiaries of the Borrower” in clause (a)(ii) thereof and replacing the same with the following:

“additional Investments by the Borrower and the Subsidiaries (x) in the Equity Interests of the Borrower and the wholly-owned Subsidiaries of the Borrower or (y) in the form of a loan or advance to the Borrower or a Subsidiary”;

(b) deleting proviso (B) to clause (a)(ii) thereof, and replacing the same with the following:

“(B)(x) the aggregate amount of Investments by Loan Parties in Subsidiaries that are either Excluded Foreign Subsidiaries or a Premium Finance Co. (and, in respect of a Premium Finance Co. that were not made in accordance with the Premium Finance Capital and Dividend Provisions) shall not exceed $5,000,000 at any time outstanding (plus amounts outstanding under that certain intercompany Indebtedness made by Borrower in favor of Affirmative Premium Finance, Inc. pursuant to that certain Intercompany Credit Agreement, dated as of November 1, 2008, in a principal amount not to exceed $7,500,000 at any time outstanding) and (y) Investments in Affirmative Premium Finance, Inc., from time to time, shall not exceed the minimum amount as may be necessary to enable Affirmative Premium Finance, Inc. to maintain tangible shareholders equity of equal to or greater than $3,500,000 (but, in any event, such Investments shall not exceed, in the aggregate, from and after the Fourth Amendment Effective Date, an amount equal to 35% of the maximum amount of Approved Premium Finance Facilities permitted under the definition thereof),”;

(c) deleting the words “if such Investment shall be in the form of a loan or advance” in proviso (C) to clause (a)(ii) thereof and replacing the same with the following:

“if such Investment shall be in the form of a loan or advance to a Subsidiary (other than a Premium Finance Co.)”

(d) deleting the “and” at the end of clause (i) thereof; and

(e) replacing the “.” at the end of clause (j) thereof with the following:

“and ; (k) for the avoidance of doubt, Investments in the form of Guaranties permitted under Section 6.01(j).”

1.5. Amendment to Section 6.06(b). Section 6.06(b) of the Credit Agreement shall be amended by deleting the “and” at the end of clause (E) and adding the following new clause (G) at the end of clause (F) thereof, prior to the “.”:

“and (G), notwithstanding clause (C) hereof, the foregoing shall not apply to the Premium Finance Capital and Dividend Provisions”

1.6. Amendment to Section 6.07(b). Section 6.07(b) of the Credit Agreement shall be amended adding the following before the “,” at the end thereof:

“and Investments in any Premium Finance Co. may be made to the extent made in accordance with Section 6.04”.

1.7. Amendment to Section 6.09(b)(i)(C). Section 6.09(b)(i)(C) of the Credit Agreement shall be amended by adding the following at the end thereof:

“or any payments in respect of Indebtedness owed to any Loan Party to the extent the proceeds of such loans or advances were used in connection with financing premium financing by such Premium Finance Co. (including payment of related fees and expenses)”.

2. WAIVER. (a) Pursuant to Section 9.08(b) of the Credit Agreement, and solely for the period prior to the Fourth Amendment Effective Date, the Required Lenders hereby waive the following Defaults and Events of Default:

(i) Defaults and Events of Default arising solely as a result of that certain intercompany Indebtedness made by Borrower in favor of Affirmative Premium Finance, Inc. pursuant to that certain Intercompany Credit Agreement, dated as of November 1, 2008, in the principal amount of $7,500,000; and

(ii) Defaults and Events of Default arising solely as a result of the failure to join Affirmative Premium Finance, Inc. as a party to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements and any other Security Documents and the failure of the Borrower to pledge the Equity Interests of Affirmative Premium Finance, Inc. pursuant to the Loan Documents.

(b) Effective as of the Closing Date, each of the parties to the Loan Documents acknowledges and agrees that the Existing TruPS Business Trusts are not Loan Parties for purposes of the Loan Documents. The Lenders hereby waive any Defaults or Events of Default which may have arisen as a result of (i) the Existing TruPS Business Trusts executing the Uncertificated Securities Control Agreement, dated as of January 31, 2007, among the Borrower, the Administrative Agent and such Existing TruPS Business Trusts and executing (and incorrectly and inadvertently being included as signatories to) the Third Amendment and/or (ii) the Borrower failing to (x) schedule and deliver, if any, certificates evidencing its interest in the Existing TruPS Business Trusts or (y) obtain an acknowledgement by the Existing TruPS Business Trusts; provided, that certificates evidencing its interest in the Existing TruPS Business Trusts shall be delivered to the Collateral Agent (together with such stock powers, updated schedules and other documents as the Administrative Agent reasonably requests (subject to the terms and conditions of the Guarantee and Collateral Agreement) within 10 Business Days after the Fourth Amendment Effective Date (or such longer period as to which the Administrative Agent shall reasonably agree).

3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Required Lenders and the Agents to enter into this Amendment, the Borrower represents and warrants to each Lender and the Agents that the following statements are true, correct and complete:

3.1. Power and Authority. Each of the Loan Parties has all requisite corporate or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

3.2. Corporate Action. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or limited liability company action on the part of each of the Loan Parties.

3.3. No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party or any of its Subsidiaries, (b) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (c) any order of any Governmental Authority or arbitrator binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound (except where such violation could not reasonably be expected to have a Material Adverse Effect), and do not and will not require any consent or approval of any Person (other than any approval or consent obtained and is in full force and effect or approvals or consents the failure to obtain could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the transaction contemplated hereby.

3.4. Execution, Delivery and Enforceability. This Amendment has been duly executed and delivered by each Loan Party which is a party thereto and are the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity. The Agents’ Liens in all Collateral continue to be valid, binding and enforceable Liens which secure the Borrower Obligations to the extent valid, binding and enforceable on the Closing Date, except as enforceability may be affected by applicable bankruptcy, insolvency and similar proceedings affecting the rights of creditors generally, and general principles of equity.

3.5. No Default or Event of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

3.6. No Material Adverse Effect. No event, change or condition has occurred since December 31, 2008 that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

3.7. Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agents (by hand delivery, mail, telecopy or other electronic transmission) by each Loan Party, each Required Lender, the Issuing Bank and the Swingline Lender and only if and when each of the following conditions is satisfied or waived:

4.1. No Default or Event of Default; Accuracy of Representations and Warranties. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Credit Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date).

4.2. Delivery of Intercompany Note. The Agents shall have received evidence satisfactory to it that the Borrower has delivered to the Collateral Agent the promissory note evidencing that certain intercompany Indebtedness made by Borrower in favor of Affirmative Premium Finance, Inc. on November 1, 2008 in a principal amount of $7,500,000.

4.3. Delivery of Documents. The Agents shall have received such additional documents as the Agents may reasonably request in connection with this Amendment.

4.4. Amendment Fees. The Administrative Agent shall have received, on behalf of each of the Required Lenders and the Required Revolving Credit Lenders which executed this Amendment and submits to the Administrative Agent a signature page hereto on or prior to 12:00 p.m. (New York City time) on May 29, 2009, an amendment fee equal to 0.05% of the outstanding principal amount of Loans or Commitments held by it as of such date.

5. EFFECTIVE DATE. This Amendment shall become effective (the “Fourth Amendment Effective Date”) on the date of the satisfaction or waiver of the conditions set forth in Section 4 of this Amendment.

6. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement and other Loan Documents shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

7. MISCELLANEOUS. Each of the Loan Parties confirms that as amended hereby, each of the Loan Documents to which it is a party is in full force and effect, and that as of the date hereof, none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.

8. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9. NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

10. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof.

11. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or other electronic transmission), all of which taken together shall constitute but one and the same instrument.

[signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Fourth Amendment to Credit Agreement as of the date set forth above.

AFFIRMATIVE INSURANCE HOLDINGS, INC., as Borrower

By:	/s/ Michael J. McClure
Name: Michael J. McClure
Title: Executive Vice President and Chief Financial Officer

LOAN PARTIES:
AFFIRMATIVE INSURANCE HOLDINGS, INC.
AFFIRMATIVE MANAGEMENT SERVICES, INC.
AFFIRMATIVE PROPERTY HOLDINGS, INC.
AFFIRMATIVE SERVICES, INC.
AFFIRMATIVE INSURANCE GROUP, INC.
AFFIRMATIVE UNDERWRITING SERVICES, INC.
A-AFFORDABLE MANAGING GENERAL AGENCY, INC.
AFFIRMATIVE INSURANCE SERVICES, INC. (f/k/a AFFIRMATIVE INSURANCE SERVICES OF TEXAS, INC.)
AFFIRMATIVE INSURANCE SERVICES OF PENNSYLVANIA, INC.
A-AFFORDABLE INSURANCE AGENCY, INC.
DRIVER’S CHOICE INSURANCE SERVICES, LLC
FED USA RETAIL, INC.
INSUREONE INDEPENDENT INSURANCE AGENCY, LLC
YELLOW KEY INSURANCE AGENCY, INC.
AFFIRMATIVE FRANCHISING GROUP, INC.
FED USA FRANCHISING, INC.
FED USA FRANCHISING GROUP, INC.
AFFIRMATIVE ALTERNATIVE DISTRIBUTION, INC.
USAGENCIES, L.L.C.
LIFCO, L.L.C.
USAGENCIES MANAGEMENT SERVICES, INC.

AFFIRMATIVE RETAIL, INC.
AFFIRMATIVE PREMIUM FINANCE HOLDINGS, INC.

By:	/s/ Michael J. McClure
Name: Michael J. McClure
Title: Executive Vice President and Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent

By:	/s/ John Toronto
Name: John Toronto
Title: Director

By:	/s/ Rianka Mohan
Name: Rianka Mohan
Title: Vice President